 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-270103
Prospectus Supplement dated July 29, 2024
(To Prospectus dated February 28, 2023)
$600,000,000
L3HARRIS TECHNOLOGIES, INC.
5.500% Notes due 2054
We are offering $600,000,000 aggregate principal amount of our 5.500% notes due August 15, 2054 (the “notes”). Interest on the notes is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2025. We may redeem the notes, in whole or in part, at any time and from time to time before the maturity date at the prices described under “Description of Notes  — Optional Redemption.” If we experience a change of control repurchase event, we may be required to offer to repurchase the notes from holders, as described under “Description of Notes — Repurchase upon Change of Control Repurchase Event.”
The notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with all of our other unsecured, unsubordinated indebtedness from time to time outstanding. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus.
	Per Note	Total
Public Offering Price(1)	98.651%	$591,906,000
Underwriting Discount	0.875%	$5,250,000
Proceeds, before expenses, to L3Harris Technologies, Inc.(1)	97.776%	$586,656,000

(1)
Plus accrued interest, if any, from August 2, 2024, if settlement occurs after this date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the benefit of its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about August 2, 2024, which is the fourth business day following the date of the pricing of the notes (such settlement cycle being referred to as “T+4”). Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting (Conflicts of Interest).”
Joint Book-Running Managers
Barclays	Citigroup	HSBC	Morgan Stanley
BofA Securities	J.P. Morgan	US Bancorp	Wells Fargo Securities
Senior Co-Managers
Mizuho	Scotiabank	SMBC Nikko	TD Securities
Academy Securities			Siebert Williams Shank

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus dated February 28, 2023, which gives more general information about the securities that we may offer from time to time, some of which does not apply to the notes that we are currently offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.
We have not, and the underwriters have not, authorized anyone to provide you with information other than the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”) relating to this offering. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus, any free writing prospectus filed by us with the SEC relating to this offering and any documents incorporated by reference, may be accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
It is important for you to read and consider all information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC relating to this offering in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents” in this prospectus supplement.
In this prospectus supplement and the accompanying prospectus, references to “company,” “we,” “us,” “our” and “L3Harris” refer to L3Harris Technologies, Inc. and do not include any of its subsidiaries in the context of the issuer of securities and the “Description of Notes.” In other contexts, references to “company,” “we,” “us,” “our” and “L3Harris” may also include subsidiaries of L3Harris Technologies, Inc.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” and accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov), and our SEC filings are available over the Internet at such website.
We maintain an Internet website at https://www.l3harris.com. We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on or accessible through our website or the SEC’s website does not constitute part of, and is not incorporated by reference into, this prospectus supplement or accompanying prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

S-ii

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
Some of the information that you may want to consider in deciding whether to invest in the notes is not included in this prospectus supplement or the accompanying prospectus, but rather is “incorporated by reference” herein or therein from certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus supplement or the accompanying prospectus. The information incorporated by reference in this prospectus is considered part of this prospectus, except for any information that is updated or superseded, and contains important business and financial information. We incorporate by reference in this prospectus the following documents filed by us with the SEC (Commission File No. 001-03863):
(1)
our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, filed with the SEC on February 20, 2024;

(2)
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 8, 2024 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 29, 2023;

(3)
our Quarterly Reports on Form 10-Q for the quarterly period ended March 29, 2024 and for the quarterly period ended June 28, 2024, filed on April 26, 2024 and July 26, 2024, respectively; and

(4)
our Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02, Item 7.01 or, as it relates to such items, Item 9.01 thereof) filed with the SEC on January 31, 2024, February 23, 2024, March 14, 2024, April 10, 2024, April 23, 2024 and July 15, 2024.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the end of the offering of the notes under this prospectus supplement, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.
We will provide without charge to each person to whom this prospectus has been delivered, including any beneficial owner of notes offered under this prospectus, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:
L3Harris Technologies, Inc.
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Secretary
You may also request such documents by calling (321) 724-3755.
Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.
Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference a number of forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: intended repayment of debt; our plans, strategies and objectives for future operations; new products, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; the outcome of contingencies or litigation; environmental remediation cost estimates; the potential level of share repurchases, dividends or pension contributions; pending or potential divestitures; the value of contract awards and programs; expected revenue; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “could,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.
These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We caution readers not to rely on any forward-looking statements, which speak only as of the date made. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:
•
We depend on winning business in competitive markets from U.S. Government customers for a significant portion of our revenue. A reduction in U.S. Government funding or a change in U.S. Government spending priorities could have an adverse impact on our business, financial condition, results of operations, cash flows and equity.

•
Our results of operations and cash flows are substantially affected by our mix of fixed-price, cost-plus and time-and-material type contracts. Our fixed-price contracts, particularly those for development programs, could subject us to losses in the event of cost overruns or a significant increase in or sustained period of increased inflation.

•
We depend significantly on U.S. Government contracts, which generally are subject to immediate termination and heavily regulated and audited. The application or impact of regulations, unilateral government action, termination or negative audit findings for one or more of these contracts could have an adverse impact on our business, financial condition, results of operations, cash flows and equity.

•
We participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures.

•
We cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability.

•
We are subject to government investigations, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

•
We derive a significant portion of our revenue from international operations and are subject to the risks of doing business internationally.

•
We depend on our subcontractors and suppliers to provide materials, components, subsystems and services for many of our products and services, and failures in or disruptions to our supply chain could cause our products and or services to be produced or delivered in an untimely or unsatisfactory manner.

•
We must attract and retain key employees, and any failure to do so could seriously harm us.

•
We could be negatively impacted by a security breach, through cyber-attack, cyber intrusion, insider threats or otherwise, or other significant disruption of our IT networks and related systems or of those we operate for certain of our customers.

S-iv

•
Our future success will depend on our ability to develop new products and services and technologies that achieve market acceptance in our current and future markets.

•
We have significant operations in locations that could be materially and adversely impacted in the event of a natural disaster or other significant disruption.

•
With our acquisition of Aerojet Rocketdyne Holdings Inc. (“AJRD”), there is increased risk of the release, unplanned ignition, explosion, or improper handling of dangerous materials used in our business, which could disrupt our operations and adversely affect our financial results.

•
Failure to achieve the expected results of LHX NeXt could adversely affect our future financial condition and results of operations.

•
Our level of indebtedness and our ability to make payments on or service our indebtedness and our unfunded defined benefit plans liability may materially adversely affect our financial and operating activities or our ability to incur additional debt.

•
The level of returns on defined benefit plan assets, changes in interest rates and other factors could materially adversely affect our financial condition, results of operations, cash flows and equity.

•
Changes in our effective tax rate or additional tax exposures may have an adverse effect on our results of operations and cash flows.

•
We may not be successful in obtaining the necessary export licenses to conduct certain operations abroad, and Congress may prevent proposed sales to certain foreign governments.

•
Unforeseen environmental issues, including regulations related to greenhouse gas emissions or change in customer sentiment related to environmental sustainability, could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

•
Our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners.

•
The outcome of litigation or arbitration in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity.

•
Third parties have claimed in the past, and may claim in the future, that we are infringing directly or indirectly upon their intellectual property rights, and third parties may infringe upon our intellectual property rights.

•
We face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity.

•
Challenges arising from the expanded operations related to the acquisition of AJRD may affect our future results.

•
Strategic transactions, including mergers, acquisitions and divestitures, involve significant risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows and equity.

•
Changes in future business or other market conditions could cause business investments and/or recorded goodwill or other intangible assets to become impaired, resulting in substantial losses and write-downs that would materially adversely affect our results of operations and financial condition.

The following also may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements: the items identified under “Risk Factors” in this prospectus supplement; risk factors relating to L3Harris that are incorporated by reference in this prospectus from L3Harris’ Annual Report on Form 10-K for the fiscal year ended December 29, 2023, and risk factors included in other filings we may make from time to time with the SEC.
We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

S-v

SUMMARY
This summary highlights selected information about our company and the offering and may not contain all of the information that is important to you. To better understand this offering, you should read the entire prospectus carefully, as well as those additional documents to which we refer you. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”
L3Harris
L3Harris is the Trusted Disruptor for the defense industry. With customers’ mission-critical needs always in mind, we deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains in the interest of national security. We support government customers in more than 100 countries, with our largest customers being various departments and agencies of the U.S. Government and their prime contractors. Our products and services have defense and civil government applications, as well as commercial applications. We generally sell directly to our customers, and we utilize agents and intermediaries to sell and market some products and services, especially in international markets.
We structure our operations primarily around the products, systems and services we sell and the markets we serve. We report our financial results in the following four reportable segments:
•
Space & Airborne Systems: including space payloads, sensors and full-mission solutions; classified intelligence and cyber; avionics; electronic warfare; and mission networks for air traffic management operations;

•
Integrated Mission Systems: including multi-mission intelligence, surveillance and reconnaissance systems; passive sensing and targeting; electronic attack; autonomy; power and communications; networks; sensors; and commercial aviation solutions, which includes aviation products and pilot training operations and is pending divestiture;

•
Communication Systems: including tactical communications with global communications solutions; broadband communications; integrated vision solutions; and public safety radios, and system applications and equipment; and

•
Aerojet Rocketdyne: including missile solutions with propulsion technologies for strategic defense, missile defense, and hypersonic and tactical systems; and space propulsion and power systems for national security space and exploration missions.

Recent Developments
On May 31, 2024, we completed the divestiture of our antenna and related business to Kanders & Company, Inc. for net cash proceeds of $166 million (after selling costs and purchase price adjustments) and a $25 million note receivable.
Corporate Information
Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LHX.”

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”
Issuer
L3Harris Technologies, Inc.
Notes Offered
$600,000,000 aggregate principal amount of 5.500% notes due 2054.
Maturity Date
Unless earlier redeemed or repurchased by us, the notes will mature on August 15, 2054.
Interest Rate and Interest Payment Dates
5.500% per year on the principal amount of the notes.
Interest on the notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2025.
Interest on the notes will accrue from August 2, 2024.
Optional Redemption
Prior to the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at the applicable make-whole redemption price described in “Description of Notes — Optional Redemption.”
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes — Optional Redemption.”
Repurchase upon Change of Control Repurchase Event
If we experience a Change of Control Repurchase Event (as defined in “Description of Notes — Repurchase upon Change of Control Repurchase Event”), we will be required, unless we have previously exercised our right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes — Repurchase upon Change of Control Repurchase Event.”
Ranking
The notes will be unsecured and unsubordinated and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of L3Harris from time to time outstanding. See “Capitalization” and “Description of Notes  —  Ranking of Notes.” The notes will be effectively subordinated to the claims of creditors of our subsidiaries, including trade creditors, and to any future claims of secured lenders to L3Harris with respect to assets securing their loans. See “Risk Factors — The notes are structurally subordinated to the liabilities of our subsidiaries” and “— The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.”
Covenants
We will issue the notes under an existing senior indenture dated as of September 3, 2003, containing covenants for your benefit. These covenants require us to satisfy certain conditions in order to incur certain debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. For a more detailed discussion of these covenants, see “Description of Debt Securities” in the accompanying prospectus.
Use of Proceeds
We intend to use the net proceeds from the sale of notes in this offering for general corporate purposes, including the repayment of commercial paper borrowings and the repayment of the $600,000,000 aggregate principal amount of 3.832% Notes due 2025 (the “2025 notes”) upon maturity. See “Use of Proceeds.”
Trustee, Paying Agent and Security Registrar
The Bank of New York Mellon Trust Company, N.A.
Further Issuances
We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the issue price and issue date and, in some cases, the first interest payment date and the initial interest accrual date. See “Description of Notes  —  Further Issuances.”
No Listing
We do not intend to list the notes on any securities exchange. The notes will be a new issue of securities for which there currently is no public market. There can be no assurance such public market will ever be established. See “Risk Factors — There is no established public trading market for the notes.”
Certain United States Federal Income Tax Consequences
For a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes, see “Certain United States Federal Income Tax Consequences.”
Risk Factors
You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. In particular, you should evaluate the information set forth under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold our commercial paper and/or our 2025 notes and therefore may receive at least 5% of the net proceeds of this offering as a result of the intended use of net proceeds from this offering for the repayment of commercial paper borrowings and the repayment of the 2025 notes upon maturity. See “Use of Proceeds.” The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under the Financial Industry Regulatory Authority Rule 5121 (“Rule 5121”). Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Because the notes offered are rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors relating to the notes and the offering, as well as the risk factors relating to our business generally and other important matters included in the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, and in other filings we may make from time to time with the SEC. You should also refer to the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.
Risks Related to the Offering
The notes are structurally subordinated to the liabilities of our subsidiaries.
The notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. At June 28, 2024, our subsidiaries had no outstanding long-term debt.
The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.
The notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness. The senior indenture governing the notes permits us and our subsidiaries to incur additional debt, including secured debt, subject to certain limited covenants. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and our other unsecured and unsubordinated creditors in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then-outstanding would remain unpaid.
There are limited covenants in the senior indenture governing the notes.
The senior indenture governing the notes contains limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to incur certain debt secured by liens and engage in sale/leaseback transactions. The limitations on incurring debt secured by liens and sale/leaseback transactions contain certain exceptions. The covenants in the senior indenture do not limit the amount of additional debt we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity. See “Description of Debt Securities — Additional Terms Applicable to Senior Debt Securities” in the accompanying prospectus. In light of these exceptions, holders of the notes may be effectively subordinated to any new debt we may incur.
There is no established public trading market for the notes.
The notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, holders of notes may find it difficult or impossible to resell their notes. If a trading market were to develop, the notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities. The underwriters are not obligated to make a market in the notes, and if they do so, they may discontinue any market-making activity at any time without notice. Accordingly, there can be no assurance regarding any future development or sustainment of a trading market for the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes.
Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the notes.
The market price of the notes will be based on a number of factors, including:
•
our ratings with major credit rating agencies;

•
the prevailing interest rates being paid by companies similar to us;

•
our operating results, financial condition, financial performance and future prospects; and

•
the overall condition of the financial and credit markets.

We cannot be sure that credit rating agencies will maintain their ratings on the notes. Credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as they believe warranted. The credit rating agencies also evaluate the defense industry as a whole and may change their credit rating for us based on their overall view of our businesses, including the prospects for our major end user markets. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our credit ratings may increase our borrowing costs or affect our ability to incur new indebtedness or refinance our existing indebtedness and could have a material adverse effect on our financial condition, results of operations, cash flows, equity and the market value of our common stock and outstanding debt securities (including the notes). We can offer no assurances that our ratings will remain at their current levels.
In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In the past, there have been significant disruptions in the global economy, including volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the price of the notes.
Redemption of the notes prior to their maturity may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes — Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes redeemed.
Certain events will not constitute a change of control with respect to the notes, and we may not be able to repurchase the notes upon an event that does constitute a change of control.
Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of Notes — Repurchase upon Change of Control Repurchase Event”) each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. Substantially all of our other outstanding senior notes have a similar change of control event repurchase feature. However, the definition of Change of Control (and therefore the definition of Change of Control Repurchase Event) that applies to the notes offered hereby is different than the definition of Change of Control that applies to certain of the Company’s other series of notes. Accordingly, holders of certain of the Company’s series of notes may have the right to require the Company to make an offer to repurchase those notes in situations where holders of the notes offered hereby do not. In addition, the terms of our credit and loan agreements provide, and future credit and loan agreements may provide, that certain change of control events constitute an event of default thereunder, and those change of control events include (and in future agreements may include) events that do not constitute a Change of Control Repurchase Event with respect to the notes offered hereby.
If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required would result in a default under the senior indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes — Repurchase upon Change of Control Repurchase Event” in this prospectus supplement.

CAPITALIZATION
The following table sets forth our capitalization as of June 28, 2024 on an actual basis and as adjusted after giving effect to this offering and the use of proceeds therefrom as described herein. You should read the data set forth in the table below in conjunction with “Use of Proceeds” contained elsewhere in this prospectus supplement and our unaudited condensed consolidated financial statements as of the end of and for the quarter and two quarters ended June 28, 2024, and the information under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for our fiscal quarter ended June 28, 2024, as well as our audited consolidated financial statements as of the end of and for the fiscal year ended December 29, 2023 and the information under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, in each case, incorporated by reference into this prospectus supplement.
	At June 28, 2024
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents(2)	$547	$540
Short-term debt (including current portion of long-term debt):
Existing short-term debt	—	—
Current portion of long-term debt, net(6)	617	617
Commercial paper program(3)	2,102	1,502
364-day revolving credit facility(4)	—	—
Long-term debt:
Variable-rate debt:
Senior unsecured revolving credit facility(5)	—	—
Fixed-rate debt:
3.832% notes, due April 2025	600	600
7.00% debentures, due January 2026	100	100
3.85% notes, due December 2026	550	550
5.40% notes, due January 2027	1,250	1,250
6.35% debentures, due February 2028	26	26
4.40% notes, due June 2028	1,850	1,850
5.05% notes, due June 2029	750	750
2.90% notes, due December 2029	400	400
1.80% notes, due January 2031	650	650
5.25% notes, due June 2031	750	750
5.40% notes, due July 2033	1,500	1,500
5.35% notes, due June 2034	750	750
4.854% notes, due April 2035	400	400
6.15% notes, due December 2040	300	300
5.054% notes, due April 2045	500	500
5.60% notes, due July 2053	500	500
5.500% notes, due August 2054, offered hereby	—	600
Financing lease obligations and other debt	301	301
Less: current portion of long-term debt, net	(617)	(617)
Total long-term debt	10,560	11,160

	At June 28, 2024
	Actual	As Adjusted(1)
	(in millions)
Plus: unamortized bond premium, unamortized discounts and debt issuance costs, net	(27)	(42)
Total long-term debt, net(6)	10,533	11,118
Total debt(6)	13,252	13,237
Total equity	18,904	18,904
Total capitalization	$32,156	$32,141

(1)
Adjustment includes net proceeds of $584.8 million from the sale of notes in this offering (after deducting the underwriting discount and our estimated offering expenses) and reflects application of the entire amount of the net proceeds to repay commercial paper borrowings, pending our intended repayment of the 2025 notes upon maturity.

(2)
“Actual” and “As Adjusted” columns do not reflect the impact of the previously declared quarterly cash dividend of $1.16 per share of the Company’s common stock, to be paid on September 20, 2024 to stockholders of record as of the close of business on September 6, 2024.

(3)
As of June 28, 2024, under our commercial paper program, we could issue unsecured commercial paper notes up to a maximum aggregate amount of $3.0 billion, supported by amounts available under our revolving credit facilities.

(4)
On January 26, 2024, we replaced the $2.4 billion 364-day credit facility with a new $1.5 billion, 364-day senior unsecured revolving credit facility maturing no later than January 24, 2025.

(5)
Our senior unsecured revolving credit facility is a $2.0 billion, five-year unsecured revolving credit facility, maturing on July 29, 2027. Under the facility, we have an option to request an increase of the maximum amount of commitments up to $3.0 billion.

(6)
Presented net of unamortized bond premium, unamortized discounts and debt issuance costs.

USE OF PROCEEDS
We estimate that net proceeds to us from this offering will be approximately $584.8 million from the sale of the notes in this offering (after deducting the underwriting discount and our estimated offering expenses).
We intend to use the net proceeds from the sale of notes in this offering for general corporate purposes, including the repayment of commercial paper borrowings and the repayment of the 2025 notes upon maturity. The 2025 notes bear interest at 3.832% per annum and mature on April 27, 2025. As of June 28, 2024, we had $2.1 billion in commercial paper borrowings with a weighted-average interest rate of 5.79%. Our commercial paper maturities vary but may not exceed 397 days from the date of issue.
Certain of the underwriters or their affiliates may hold our commercial paper and/or our 2025 notes and therefore may receive at least 5% of the net proceeds of this offering as a result of the intended use of net proceeds from this offering for the repayment of commercial paper borrowings and the repayment of the 2025 notes upon maturity. See “Underwriting (Conflicts of Interest).”

DESCRIPTION OF NOTES
The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. If the descriptions are inconsistent, the information in this prospectus supplement replaces the information in the accompanying prospectus with respect to the notes. Capitalized terms used in this prospectus supplement that are not otherwise defined have the meanings given to them in the accompanying prospectus. The following statements with respect to the notes are summaries of the provisions of the notes and the senior indenture. We urge you to read the documents in their entirety because they, and not this description, will define your rights as holders of the notes.
General
L3Harris will issue $600 million aggregate principal amount of 5.500% notes due 2054.
The notes will be issued under our senior indenture, dated as of September 3, 2003, between L3Harris and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. L3Harris (together with its subsidiary, L3 Technologies, Inc.) has previously issued $600 million aggregate principal amount of 3.832% Notes due April 2025, $550 million aggregate principal amount of 3.85% Notes due December 2026, $1,250 million aggregate principal amount of 5.40% Notes due January 2027, $1,850 million aggregate principal amount of 4.40% Notes due June 2028, $750 million aggregate principal amount of 5.05% Notes due June 2029, $400 million aggregate principal amount of 2.900% Notes due December 2029, $650 million aggregate principal amount of 1.800% Notes due January 2031, $750 million aggregate principal amount of 5.25% Notes due June 2031, $1,500 million aggregate principal amount of 5.400% Notes due July 2033, $750 million aggregate principal amount of 5.35% Notes due June 2034, $400 million aggregate principal amount of 4.854% Notes due April 2035, $300 million aggregate principal amount of 6.15% Notes due December 2040, $500 million aggregate principal amount of 5.054% Notes due April 2045 and $500 million aggregate principal amount of 5.60% Notes due July 2053 under the senior indenture, which remain outstanding as of the date of this prospectus supplement. L3Harris also currently has outstanding $100 million aggregate principal amount of 7.0% debentures due January 2026 and $26 million aggregate principal amount of 6.35% debentures due February 2028.
The notes will constitute a new series under the senior indenture. You can obtain copies of the senior indenture by following the directions described under the heading “Where You Can Find More Information.”
The trustee, through its corporate trust office in Jacksonville, Florida (in such capacity, the “paying agent”) will act as our paying agent and security registrar with respect to the notes. The current location of such corporate trust office is 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. The paying agent maintains an office in the Borough of Manhattan, the City and State of New York, located at 240 Greenwich Street, New York, New York 10286. So long as the notes are issued in the form of a global security, payments of principal, interest and premium, if any, will be made by us through the paying agent to The Depository Trust Company.
The notes are a series of U.S. dollar-denominated senior debt securities as described in the accompanying prospectus. There is no limit on the aggregate principal amount of senior debt securities that we may issue under the senior indenture.
We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.
The notes will not be entitled to any sinking fund.
Principal, Interest and Maturity
The notes offered will be issued in an aggregate principal amount of $600 million. The notes will bear interest at 5.500% per year and, unless earlier redeemed or repurchased by us, will mature on August 15, 2054. Interest on the notes will accrue from August 2, 2024. Interest on the notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2025 (each, an “Interest Payment Date”), to the persons in whose names the notes are registered at the close of business on the preceding February 1 or August 1 (whether or not a business day), as the case may be; however, interest payable on an Interest Payment Date that falls on a day that is not a business day, will be paid on the next succeeding business day, and interest payable at maturity will be paid to the person to whom principal is payable (i.e., the holder on the maturity date).
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Further Issuances
We may from time to time, without the consent of the holders of the notes offered hereby, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the issue price and issue date and, in some cases, the first interest payment date and the initial interest accrual date, provided that if any such additional senior debt securities are not fungible with such series of notes for U.S. federal income tax purposes, such additional senior debt securities will be issued with a separate CUSIP number. Any such additional senior debt securities will, together with the then-outstanding notes of such series, constitute a single class of notes under the senior indenture, and as such will vote together on matters under the senior indenture.
Ranking of Notes
The notes will be unsecured and unsubordinated and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of L3Harris Technologies, Inc. from time to time outstanding. As of June 28, 2024, without giving effect to this offering or the use of proceeds therefrom, we had a carrying value of approximately $11,150 million of long-term debt and current maturities of long-term debt, all of which was unsecured indebtedness that would rank equally with the notes.
Optional Redemption
Prior to the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Par Call Date” means February 15, 2054 (the date that is six months prior to the maturity date of the notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to such redemption will be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities - Treasury constant maturities - Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date, H.15 TCM is no longer published, we will calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we will select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Repurchase upon Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to the notes, unless we have previously exercised our right to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of notes being repurchased plus any accrued and unpaid interest on the notes being repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will deliver a notice to each holder of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:
•
accept for payment all notes or portions of notes (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) properly tendered pursuant to our offer;

•
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly deliver or arrange for delivery to each holder of notes properly tendered the repurchase price for such holder’s notes being repurchased, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.
We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, an offer to repurchase the notes upon a Change of Control Repurchase Event may be made in advance of such Change of Control Repurchase Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the offer.
We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.
The definitions of “Change of Control Repurchase Event” and “Change of Control,” along with the definitions of other terms used with initial capitalized letters in the definition of “Change of Control Repurchase Event” and “Change of Control,” are set forth below for your reference:
“Below Investment Grade Rating Event” means the rating for the notes is lowered to below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies as a result of such Change of Control); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)
the adoption by the holders of our Voting Stock of a plan relating to our liquidation or dissolution; or

(3)
consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then-outstanding number of shares of our Voting Stock, measured by voting power rather than number of shares; provided that a merger shall not constitute a “change of control” under this definition if (i) the sole purpose of the merger is our reincorporation in another state and (ii) our shareholders and the number of shares of our Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our properties or assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.
The definition of Change of Control that applies to the notes offered hereby is different than the definition of Change of Control (and therefore the definition of Change of Control Purchase Event) that applies to certain of the Company’s other series of notes. Accordingly, holders of certain of the Company’s series of notes may have the right to require the Company to make an offer to repurchase those notes in situations where holders of the notes offered hereby do not. See “Risk Factors  —  Certain events will not constitute a change of control with respect to the notes, and we may not be able to repurchase the notes upon an event that does constitute a change of control.”
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Moody’s” means Moody’s Investors Service Inc., and its successors.
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.
Covenants
The covenants in the senior indenture described under “Description of Debt Securities — Additional Terms Applicable to Senior Debt Securities” in the accompanying prospectus will apply to the notes.
Events of Default
The default provisions of the senior indenture described under “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus will apply to the notes.
Consolidation, Merger and Sales of Assets
The provisions of the senior indenture described under “Description of Debt Securities — Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” in the accompanying prospectus will apply to the notes.
Modification of Indenture
The modification and amendment provisions of the senior indenture described under “Description of Debt Securities — Modification of the Indentures” in the accompanying prospectus will apply to the notes.
Defeasance
The discharge, defeasance and covenant defeasance provisions of the senior indenture described under “Description of Debt Securities — Satisfaction and Discharge; Defeasance” in the accompanying prospectus will apply to the notes. These provisions shall not apply to the “Repurchase upon Change of Control Repurchase Event” provision described above after a Change of Control Repurchase Event occurs.
Governing Law
The senior indenture and the notes are governed by and will be construed under the laws of the State of New York.
Book-Entry System
The following description of the operations of The Depository Trust Company (“DTC”), Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and subject to changes by them. We urge investors to contact these systems or their participants to discuss these matters directly with them.
DTC, New York, New York, will act as securities depositary for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Subject to any requirement of DTC to issue multiple certificates, one fully-registered security certificate will be issued for the notes, in the aggregate principal amount of such issue, and will be deposited with DTC. Investors may elect to hold interests through either DTC (in the United States) or Clearstream or Euroclear (outside of the United States) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which in turn will hold these interests in customers’ securities accounts in the names of their respective U.S. depositaries on the books of DTC.

Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any notes through DTC and investors who hold or will hold any notes through Euroclear or Clearstream will be effected in DTC through the respective U.S. Depositaries of Euroclear and Clearstream.
The Depository Trust Company.   DTC has informed us that DTC is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of other securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries, which include banks, broker-dealers, mutual funds and other financial institutions. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on that website is not incorporated into this prospectus supplement or the accompanying prospectus.
Purchases of notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
Transfers of beneficial interests in notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any of the notes unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the applicable notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Principal, interest and premium payments, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the trustee for such notes on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premiums, if any, on the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us and the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depositary with respect to the notes at any time by giving reasonable notice to us. If: (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days; (2) we, in our sole discretion and subject to DTC’s procedures, determine not to have the notes represented by one or more global securities; or (3) an event of default with respect to the notes has occurred and is continuing, we will issue individual notes in exchange for the global security or securities representing the applicable notes. Individual notes will be issued in denominations of $2,000 or integral multiples of $1,000 above that amount. See “Description of Debt Securities — Global Securities” in the accompanying prospectus.
Clearstream.   Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear.   Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”).
All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•
transfers of securities and cash within Euroclear;

•
withdrawal of securities and cash from Euroclear; and

•
receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear Operator.
The information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee, the underwriters, nor any dealers or agents are responsible for the accuracy or completeness of this information.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (generally, assets held for investment purposes) by persons who purchase the notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).
As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, a “non-U.S. holder” means a beneficial owner of the notes (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.
If any entity or arrangement classified as a partnership for United States federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.
This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:
•
a dealer or broker in securities or currencies;

•
a financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
a tax-exempt entity;

•
an insurance company;

•
a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•
a trader in securities that has elected the mark-to-market method of accounting for your securities;

•
a person liable for alternative minimum tax;

•
a partnership or other pass-through entity (or an investor in such an entity);

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a U.S. holder that holds the notes through a non-U.S. broker or other non-U.S. intermediary;

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a U.S. holder whose “functional currency” is not the U.S. dollar;

•
a “controlled foreign corporation”;

•
a “passive foreign investment company”;

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a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement; or

•
a United States expatriate.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.
This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances, and does not address all aspects of United States federal income taxes and does not deal with foreign, state, local or other considerations (including estate and gift taxes and Medicare taxes on certain investment income). It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of the notes.
If you are considering the purchase of the notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Contingent Payments
In certain circumstances, we may be obligated to make payments on the notes in excess of stated interest and principal and/or to repurchase or redeem the notes prior to their scheduled maturity date (see, e.g., “Description of Notes — Repurchase upon Change of Control Repurchase Event”). We intend to take the position that these contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable United States Treasury regulations. Our position is binding on you unless you disclose your contrary position to the IRS in the manner required by applicable United States Treasury regulations. Our position is not, however, binding on the IRS. If the IRS successfully challenges our position and the notes are treated as contingent payment debt instruments, you may be required to accrue interest income at a rate higher than the stated interest rate and to treat as ordinary interest income (rather than capital gain) any gain realized on a sale or other taxable disposition of the notes. You should consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
Certain Tax Consequences to U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.
Stated Interest.   Stated interest on the notes will generally be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes. The notes are expected to be issued with a less than de minimis amount of original issue discount (“OID”). However, if the notes are not issued with a less than de minimis amount of OID, each U.S. holder generally will be required to include OID in income (as interest) as it accrues, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. holder receives any payment attributable to such income. The remainder of this discussion assumes that the notes are issued with less than a de minimis amount of OID.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes.   Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you will generally recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be treated in the manner described above) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be your cost for that note. Any gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Certain Tax Consequences to Non-U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to non-U.S. holders of the notes.
United States Federal Withholding Tax.   Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:
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interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

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you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

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you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

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you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

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either (1) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
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IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.
United States Federal Income Tax.   If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will generally be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code (although you will be exempt from the 30% withholding tax described above, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Subject to the discussions of backup withholding and FATCA below, any gain realized on the sale or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a flat 30% United States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States - source capital losses.

Information Reporting and Backup Withholding
U.S. Holders.   In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you establish that you are an exempt recipient). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number and a certification that you are not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders.   Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of the notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the notes, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely, including interest accrued between Interest Payment Dates, but not including interest accrued and unpaid as of prior Interest Payment Dates or on an Interest Payment Date that is the same date as the date of the sale or other taxable disposition. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws, rules, or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include plan assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial rulings) as of the date of this offering. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice. Accordingly, each prospective investor should consult with his, her, or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of a Covered Plan’s assets, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
Each Plan fiduciary that proposes to cause a Plan to purchase or hold the notes should consult with its legal advisors regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, Section 4975 of the Code or applicable Similar Law. In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Each Plan should consider the fact that none of the issuer of the notes, the underwriters, nor their respective affiliates will act as a fiduciary to any Plan with respect to the decision to purchase or hold the notes nor undertake to provide any advice or to give any advice or recommendation, including, without limitation, in a fiduciary capacity, with respect to such decision. The decision to purchase and hold the notes must be made by each prospective Plan purchaser on an arm’s length basis.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans (including individual retirement accounts and “Keogh” plans), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” (within the meaning of Section 3(14) of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) with respect to the Covered Plan. A violation of these prohibited transaction rules may result in excise taxes, penalties and/or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and holding of the notes by a Covered Plan with respect to which we, an underwriter or any of our or their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes, including, without limitation (as amended, as applicable): PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the notes, provided that neither the issuer of the notes nor any of its affiliates, directly or indirectly, have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction, and provided further that the Covered Plan pays no more and receives no less than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. The fiduciary of a Covered Plan that is considering an investment in the notes in reliance on any of these statutory or class exemptions should carefully review such exemption and consult with its legal advisors to confirm that it is applicable. There can be no assurance that all of the conditions of any such exemptions will be available or satisfied with respect to any particular transaction involving the notes.
Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject to the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. Fiduciaries of any such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing any notes.
Because of the foregoing, the notes or any interest therein should not be acquired or held by any person investing “plan assets” of any Plan unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Representation
By acceptance of and/or holding of any notes or any interest therein, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that it either (1) is not a Plan and is not purchasing or holding the notes on behalf of or with the assets of any Plan or (2) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.
Nothing herein should be construed as a representation or recommendation that an investment in the notes meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers and subsequent transferees of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any notes to a Plan is in no respect a representation by us, the underwriters or any of our respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE A COMPREHENSIVE SUMMARY AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE. DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS IMPORTANT THAT FIDUCIARIES OR OTHER PERSONS CONSIDERING PURCHASING THE NOTES ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN CONSULT WITH THEIR LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT.

UNDERWRITING (CONFLICTS OF INTEREST)
Barclays Capital Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC are acting as joint book-running managers and representatives of the underwriters named below in connection with this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each of the underwriters has severally agreed to purchase, and we have agreed to sell, the aggregate principal amount of notes set forth opposite its name below:
Underwriters	Aggregate Principal Amount of Notes
Barclays Capital Inc.	$108,000,000
Citigroup Global Markets Inc.	108,000,000
HSBC Securities (USA) Inc.	108,000,000
Morgan Stanley & Co. LLC	108,000,000
BofA Securities, Inc.	24,000,000
J.P. Morgan Securities LLC	24,000,000
U.S. Bancorp Investments, Inc.	24,000,000
Wells Fargo Securities, LLC	24,000,000
Mizuho Securities USA LLC	15,000,000
Scotia Capital (USA) Inc.	15,000,000
SMBC Nikko Securities America, Inc.	15,000,000
TD Securities (USA) LLC	15,000,000
Academy Securities, Inc.	6,000,000
Siebert Williams Shank & Co., LLC	6,000,000
Total	$600,000,000
Under the underwriting agreement, if the underwriters take any of the notes, then the underwriters are committed to take and pay for all of the notes.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of these liabilities.
Certain of the underwriters and their affiliates, from time to time, have performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.
We have agreed with the underwriters not to offer, sell, contract to sell or otherwise dispose of any of our debt securities or warrants to purchase or otherwise acquire our debt securities substantially similar to the notes offered hereby (other than the notes offered hereby and commercial paper issued in the ordinary course of business) during the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the offering of the notes.
We expect that delivery of the notes will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which will be the fourth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.

Commissions and Discount
The notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to dealers may be sold at such price less a concession not in excess of 0.525% of the principal amount of the notes. The underwriters may allow, and dealers may re-allow, a concession not in excess of 0.350% of the principal amount of the notes, to other dealers. If all the notes are not sold at the applicable initial public offering prices, the underwriters may change the offering prices of the notes and the other selling terms. In connection with the offering of the notes, we will pay to the underwriters the underwriting discounts as set forth on the cover of this prospectus supplement.
Our share of the total expenses of this offering, excluding the underwriting discount, is approximately $1.9 million.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making for the notes at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of the notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates, from time to time, have performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or may in the future receive customary fees and expenses. In particular, (i) affiliates of certain underwriters are administrative agent, syndication agents, documentation agents, arrangers, bookrunners and/or lenders under our revolving credit facility, entered into on July 29, 2022, and/or under our 364-day revolving credit facility, entered into on January 26, 2024, (ii) affiliates of certain underwriters are lenders under a subsidiary operator line and (iii) affiliates of certain underwriters act as dealers under a commercial paper program, entered into on March 14, 2023. See “Use of Proceeds.”
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us and our subsidiaries. If the underwriters or their affiliates have a lending relationship with us and our subsidiaries, the underwriters or their affiliates may hedge their credit exposure to us and our subsidiaries, consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading price of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold our commercial paper and/or our 2025 notes and therefore may receive at least 5% of the net proceeds of this offering as a result of the intended use of net proceeds from this offering for the repayment of commercial paper borrowings and the repayment of the 2025 notes upon maturity. See “Use of Proceeds.” The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under the Financial Industry Regulatory Authority Rule 5121 (“Rule 5121”). Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Because the notes offered are rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

NOTICE TO INVESTORS
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
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to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

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to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

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otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
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a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

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to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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where no consideration is or will be given for the transfer;

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where the transfer is by operation of law;

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as specified in Section 276(7) of the SFA; or

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as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP”), unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, nor the Company nor the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.

LEGAL MATTERS
Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by our outside counsel, Holland & Knight LLP, Tampa, Florida. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of L3Harris Technologies, Inc. appearing in L3Harris Technologies, Inc.’s Annual Report (Form 10-K) for the fiscal year ended December 29, 2023, and the effectiveness of L3Harris Technologies, Inc.’s internal control over financial reporting as of December 29, 2023 (excluding the internal control over financial reporting of the TDL product line and AJRD), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of L3Harris Technologies, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the TDL product line and AJRD from the scope of such firm’s audit of internal control over financial reporting included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of L3Harris Technologies, Inc. for the quarters ended March 29, 2024 and March 31, 2023 and the quarters and two quarters ended June 28, 2024 and June 30, 2023, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 26, 2024, and July 26, 2024, included in L3Harris Technologies, Inc.’s Quarterly Reports on Forms 10-Q for the quarters ended March 29, 2024 and June 28, 2024, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS
L3Harris Technologies, Inc.
Debt Securities, Preferred Stock, Common Stock,
Depositary Shares and Warrants

By this prospectus, we may offer from time to time securities, which may include:
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debt securities

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shares of preferred stock

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shares of common stock

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fractional interests in shares of preferred stock represented by depositary shares

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warrants to purchase debt securities

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warrants to purchase shares of preferred stock

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warrants to purchase shares of common stock

When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any prospectus supplements and information incorporated by reference into this prospectus and any prospectus supplements, carefully before you decide to invest.
Our common stock is listed for trading on the New York Stock Exchange under the symbol “LHX.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus and in any prospectus supplement and in the documents incorporated by reference into this prospectus and into any prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is February 28, 2023.

We have not authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or other offering material filed or provided by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or a prospectus supplement or any such other offering material is accurate as of any date other than the date on the front of this prospectus or such prospectus supplement or any such other offering material, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes, including the specific amounts, prices and terms. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, change or update the information contained in this prospectus. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.
In this prospectus, references to “company,” “we,” “us,” “our” and “L3Harris” refer to L3Harris Technologies, Inc. and do not include any of its subsidiaries in the context of the issuer of securities. In other contexts, references to “company,” “we,” “us,” “our” and “L3Harris” may also include subsidiaries of L3Harris Technologies, Inc. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to “securities” refer collectively to the debt securities, preferred stock, common stock, depositary shares and warrants offered by this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements made in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.
We are subject to the information reporting requirements of the Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” and accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website (http://www.sec.gov). We also make our SEC filings available free of charge on our website at https://www.l3harris.com as soon as reasonably practicable after these reports are electronically filed with or furnished to the SEC. The information contained on our website is not incorporated into this prospectus, any prospectus supplement or any other offering material.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
Some of the information that you may want to consider in deciding whether to invest in the securities is not included in this prospectus, but rather is “incorporated by reference” to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus. The information incorporated by reference into this prospectus is considered part of this prospectus, except for any information that is updated or superseded, and contains important business and financial information.
We incorporate by reference into this prospectus the following documents which have been filed with the SEC (Commission File No. 001-3863):
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our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, filed with the SEC on February 24, 2023;

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the portions of our Definitive Proxy Statement on Schedule 14A filed on March 11, 2022, as supplemented by our Definitive Additional Materials filed on March 30, 2022, that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

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our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on January 3, 2023 and February 24, 2023, and our Current Report on Form 8-K/A filed with the SEC on February 24, 2023.

All documents and reports that we file with the SEC (other than any portions of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the end of the offering under this prospectus, shall also be deemed to be incorporated by reference into this prospectus from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.
We will provide without charge to each person to whom this prospectus has been delivered, including any beneficial owner of securities offered under this prospectus, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus but not delivered with the prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:
L3Harris Technologies, Inc.
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Secretary
You may also request such documents by calling our Secretary at (321) 727-9100.
Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, as well as assumptions that may not materialize or prove to be correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new products, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; the outcome of contingencies; the potential level of share repurchases, dividends or pension contributions; potential acquisitions or divestitures; the value of contract awards and programs; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document, and are not guarantees of future performance or actual results.
Forward-looking statements involve a number of risks or uncertainties including, but not limited to, the risks referred to under the heading “Risk Factors” on page 6 of this prospectus. All forward-looking statements are qualified by, and should be read in conjunction with, these risk factors.
Additional risks and uncertainties not known to us or that we currently believe not to be material also may adversely impact our business, results of operations, financial condition, cash flows and equity. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, results of operations, financial condition, cash flows and equity. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act, and we disclaim any intention or obligation, other than as imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or developments or otherwise, after the date of this prospectus or, in the case of any document incorporated by reference, the date of that document.
ABOUT L3HARRIS
L3Harris Technologies, Inc. is a Trusted Disruptor for the aerospace and defense industry. With customers’ mission-critical needs in mind, we deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains. We support government and commercial customers in more than 100 countries, with our largest customers being various departments and agencies of the U.S. Government and their prime contractors. Our products and services have defense and civil government applications, as well as commercial applications. As of December 30, 2022, we had approximately 46,000 employees, including approximately 20,000 engineers and scientists.
We structure our operations primarily around the products, systems and services we sell and the markets we serve. We report our financial results in the following three reportable segments:
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Integrated Mission Systems: including multi-mission intelligence, surveillance and reconnaissance systems; integrated electrical and electronic systems for maritime platforms; advanced electro-optical and infrared solutions; fuzing and ordnance systems; commercial aviation products; and commercial pilot training operations;

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Space & Airborne Systems: including space payloads, sensors and full-mission solutions; classified intelligence and cyber; avionics; electronic warfare; and mission networks for air traffic management operations; and

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Communication Systems: including tactical communications with global communications solutions; broadband communications; integrated vision solutions; and public safety radios, system applications and equipment.

Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange under the symbol “LHX.”
RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. “Risk Factors” included in our most recently filed Annual Report on Form 10-K, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:
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reduction, repayment or refinancing of a portion of our or our subsidiaries’ existing short-term and long-term debt;

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capital expenditures;

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additional working capital;

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acquisitions; and

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other general corporate purposes.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending such uses, we anticipate that we will invest the net proceeds in interest bearing instruments or other investment grade securities or use the net proceeds to reduce our short term indebtedness.
DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of September 3, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under an indenture, dated as of September 3, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “subordinated indenture.” The senior indenture and the subordinated indenture are together referred to as the “indentures.”
The following is a summary of the most important provisions of the indentures. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of each indenture. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. Unless either the senior indenture or the subordinated indenture is specified, section references below are to the section in each indenture. The indentures are incorporated by reference into this prospectus. We encourage you to read our indentures because the applicable indenture and not this description sets forth your rights as a holder of our debt securities. In this section, unless otherwise indicated or the context otherwise requires, references to “L3Harris,” “we,” “us” or “our” refer solely to L3Harris Technologies, Inc. and not its subsidiaries.

General Terms
Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as described below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of such subsidiary.
The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. Those terms may include:
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whether the debt securities are senior debt securities or subordinated debt securities;

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the title of the series of debt securities (which may be part of a series of debt securities previously issued);

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any limit on the aggregate principal amount of the debt securities of the series;

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the maturity date or dates or the method by which any such date shall be determined;

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the interest rate or rates, or the method of determining those rates;

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the place or places where payments may be made;

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any mandatory or optional redemption provisions;

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any sinking fund or analogous provisions;

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the portion of the principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

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any deletions of, or changes or additions to, the events of default or covenants as they apply to the series;

•
whether the provisions of the indenture described under “— Satisfaction and Discharge; Defeasance” below will be applicable to the series of debt securities;

•
if other than U.S. dollars, the currency, currencies or composite currencies in which payments on the debt securities will be payable;

•
whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•
any conversion or exchange provisions; and

•
any other specific terms of the debt securities not inconsistent with the applicable indenture.

(Section 2.03)
We need not issue all debt securities of any one series at the same time and may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of debt securities of that series.
Unless we otherwise specify in the prospectus supplement, the debt securities will be registered debt securities denominated in U.S. dollars issued in denominations of $1,000 or an integral multiple of $1,000.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Registration, Transfer and Exchange
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. The Bank of New York Mellon Trust Company, N.A. maintains an office in the Borough of Manhattan, the City and State of New York, located at 240 Greenwich Street, New York, New York 10286.
In the event of any redemption of any series of debt securities, we will not be required to exchange or register the transfer of:
•
any debt securities of that series for a period of 15 days before the day of mailing of the relevant notice of redemption; or

•
any security selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part.

(Section 2.08)
Payment and Paying Agent
We will make payments on the debt securities at the respective times and places and in the manner mentioned in the debt securities and in the applicable indenture. We will pay interest on global securities by wire transfer of immediately available funds to the depository for those global securities. We will pay interest on debt securities in definitive registered form, other than interest payable at maturity (or on the date of redemption if the debt security is redeemed by us before maturity), by check mailed to the address of the person entitled to payment as shown on the security register. We will pay principal and interest at maturity or upon redemption in immediately available funds against presentation and surrender of the debt security. With respect to a holder of $10 million or more in aggregate principal amount of debt securities in definitive registered form, however, that holder may receive payments of interest by wire transfer of immediately available funds upon written request to the applicable trustee or the paying agent as provided in the form of debt security. The applicable trustee will cancel all debt securities when and as paid. (Section 5.01)
If we issue debt securities in definitive registered form, we will at all times until the payment of the principal of those debt securities maintain an office or agency in the Borough of Manhattan, the City and State of New York, where a holder may (i) present debt securities for transfer and exchange as provided in the applicable indenture, (ii) present those debt securities for payment, and (iii) serve notices or demands in respect of those debt securities or of the applicable indenture. If we at any time do not maintain such an office or agency, or fail to give notice to the applicable trustee of any change in the location of such office or agency, holders may make presentation and demand and may serve notice in respect of the debt securities or of the applicable indenture at the corporate trust office of the applicable trustee. In addition to such office or agency, we may from time to time designate one or more other offices or agencies where a holder may present the debt securities for any or all of the purposes specified above, and we may constitute and appoint one or more paying agents for the payment of those debt securities in one or more other cities, and may from time to time rescind those designations and appointments. No such designation, appointment or rescission, however, will in any manner relieve us of our obligation to maintain such office and agency in the Borough of Manhattan, when and for the purposes mentioned above. Subject to the provisions of the applicable indenture, the applicable trustee will not be liable or responsible for the application of any funds transmitted to or held by any paying agent (other than itself) for the purpose of paying debt securities. If funds transmitted to or held by any paying agent for such purpose are not applied to such purpose, we will furnish the applicable trustee or a paying agent with funds to be applied to the payment of debt securities equal to the funds not so applied by such other paying agent. (Section 5.02)
Subject to the requirements of applicable abandoned property laws, the trustee and paying agent shall pay to us any money held by them for payment of the principal of, premium, if any, or interest on the debt securities that remain unclaimed for two years after the amount became due and payable. After payment to us, holders entitled to the money must look to us for payment as general creditors. In that case, all liability of the trustee or paying agent with respect to that money will cease. (Section 5.08)
Our paying agent in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. In addition, The Bank of New York Mellon has its principal corporate trust office in the Borough of Manhattan, the City and State of New York, located at 240 Greenwich Street, New York, New York 10286.
Global Securities
Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Redemption
We may redeem some or all of the debt securities at our option subject to the terms and conditions described in the prospectus supplement relating to that series of debt securities. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms. (Article Three)
If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in compliance with applicable legal and securities exchange requirements, if any, and in a manner the trustee deems appropriate and fair. (Section 3.02)
Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. The notice of redemption will state, among other things, the series of debt securities to be redeemed, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or the portions called for redemption. (Sections 3.02 and 3.03)
Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets
The indentures provide that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all our properties and assets to any other person, unless:
•
the person formed by or resulting from any such consolidation or merger, or which has received the transfer of all or substantially all of our property and assets, will assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by us under the applicable indenture; and

•
we, such person or such successor person, as the case may be, immediately after such consolidation, merger, sale or transfer, will not be in default in the performance of any covenant or condition under the applicable indenture.

(Section 12.01)
In addition, the senior indenture provides that we may not engage in such a consolidation, merger, sale or transfer if, upon such transaction becoming effective, any of our property or assets would become or be subject to any mortgage or other lien (an “additional lien”), other than liens existing thereon prior thereto and certain liens permitted under the covenant described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture — Limitation on Liens,” unless (i) prior to such consolidation, merger, sale or transfer, all of the outstanding debt securities under the senior indenture shall be directly secured (equally and ratably with any of our other indebtedness then entitled thereto) by a mortgage or other lien ranking prior to such additional lien, in form satisfactory to the trustee under the senior indenture, on all of our property and assets, and accretions thereto, which would, upon such consolidation, merger, sale or transfer, become subject to such additional lien, such mortgage or other lien securing the debt securities under the senior indenture to be effective for so long as such property and assets shall remain subject to such additional lien, or (ii) we make effective provision whereby all debt securities under the senior indenture outstanding immediately after such consolidation, merger, sale or transfer will be secured directly by a mortgage or other lien in a form satisfactory to the trustee under the senior indenture equally and ratably with (or prior to) any and all obligations, indebtedness and claims secured by such additional lien, upon our property and assets (or the property and assets of the person resulting from or surviving such consolidation or merger, if not us, or the person to which such sale or transfer shall have been made, as the case may be) as are subject to such additional lien, such mortgage or other lien securing the debt securities to be effective for so long as such property and assets shall remain subject to such additional lien. (Section 12.01 of the Senior Indenture)
In the event of any such sale or transfer (other than a transfer by way of lease), we, or any successor person that has become a successor person in the manner described in the applicable indenture and assumes our obligations under the indenture and subsequently consummates a permitted sale or transfer (other than a transfer by way of lease), will be discharged from all obligations and covenants under the indenture and the debt securities. (Section 12.02)
Events of Default, Notice and Waiver
Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:
•
we fail to pay interest on any debt securities of the series for a period of 30 days after payment is due;

•
we fail to pay the principal of, or any premium on, any debt securities of that series when due;

•
we fail to comply with any other agreements contained in the debt securities of that series or the applicable indenture for 90 days after being given written notice from the trustee or after notice has been given to us and the trustee from the holders of at least 25% in principal amount of the outstanding debt securities of such series;

•
certain events involving our bankruptcy, insolvency or reorganization; and

•
we default under any mortgage, indenture or instrument related to any of our indebtedness (other than debt securities of the series) which default either: (i) is caused by a failure to pay when due any principal of such indebtedness the principal amount of which, together with the principal amount of any other such indebtedness under which there is a payment default, aggregates $50 million or more within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or (ii) results in such indebtedness aggregating $50 million or more becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such payment default is not cured or such acceleration is not rescinded or annulled within 10 days after written notice to us by the applicable trustee or to us and the applicable trustee by holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding.

(Section 7.01)
A prospectus supplement may describe whether we have entered into a supplemental indenture that will omit, modify or add to the foregoing events of default.
An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 7.01)
Each indenture requires the trustee under that indenture to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived under that indenture. However, the trustee may withhold the notice if it determines in good faith that doing so is in the interest of those holders. The trustee may not, however, withhold the notice in the case of a payment default. (Sections 7.06 and 7.07)
Each indenture provides that if an event of default for any series of debt securities other than an event of default relating to bankruptcy, insolvency or reorganization occurs and is continuing, either the trustee under that indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under that indenture by notice in writing to us (and to the trustee if given by the holders) may declare the principal amount plus accrued and unpaid interest, if any, of the debt securities of such series to be due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on the event of default is obtained, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding, under certain circumstances, may rescind such acceleration if all events of default, other than the nonpayment of principal of the debt securities of that series then outstanding which shall not have become due by their terms, have been cured or waived as provided in the applicable indenture. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, (and premium, if any), if any, on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder of those debt securities. The same provisions regarding rescission of an acceleration apply to events of default relating to events of bankruptcy, insolvency and reorganization. (Section 7.01)
A holder of debt securities of any series may pursue a remedy under the applicable indenture only if:
•
the holder gives the applicable trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of that series then outstanding make a written request to the trustee to pursue the remedy;

•
such holders offer to the trustee indemnity reasonably satisfactory to the trustee;

•
the trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity; and

•
during such reasonable time, the holders of a majority in principal amount of that series then outstanding do not give the trustee a direction inconsistent with the request.

This provision, however, does not affect the right of a holder of debt securities to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt security. (Section 7.04)
The trustee will be entitled under each indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to perform any duty or exercise any right or power under the indenture at the direction of the holders of the debt securities or that requires the trustee to expend or risk its own funds or otherwise incur any financial liability. Each indenture also provides that a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series. The trustee, however, may refuse to follow any such direction that conflicts with law or the applicable indenture, or that the trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability. (Sections 7.04 and 7.06)

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 5.13)
Modification of the Indentures
Together with the trustee, subject to the conditions and restrictions of the applicable indenture, we may modify the indentures without the consent of the holders of the debt securities for one or more of the following purposes:
•
to transfer or pledge to the applicable trustee any property or assets as security for the debt securities of one or more series or add any guarantee in respect of the debt securities of one or more series;

•
to evidence the succession of another corporation to our company, or successive successions, and the assumptions by the successor corporation of our obligations under the applicable indenture with respect to any consolidation, merger or sale transaction related to that succession that is permitted under the applicable indenture;

•
to add to our covenants contained in the applicable indenture for the benefit of the holders of the debt securities, or to surrender any right or power reserved to or conferred upon us in the applicable indenture;

•
to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the applicable indenture or in any supplemental indenture, but only if that action does not adversely affect the interests of the holders of the debt securities;

•
to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•
to evidence the appointment of, and provide for the acceptance of appointment under the applicable indenture, of a successor trustee with respect to the debt securities of one or more series, and to add to or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indentures or any supplemental indenture under the Trust Indenture Act of 1939, which we refer to in this prospectus as the “Trust Indenture Act,” provided that such modification or amendment does not materially and adversely affect the interests of the holders of the debt securities;

•
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

•
to make such provisions with respect to matters or questions arising under the applicable indenture as may be necessary or desirable and not inconsistent with that indenture, but only if those other provisions do not adversely affect the interest of the holders of the debt securities; and

•
with respect to the subordinated indenture only, to make any change that would limit or terminate the rights of any holder of senior indebtedness under the subordination provisions (subject to any required approval of the holders of such senior indebtedness).

(Section 11.01)
Together with the trustee, we may also make modifications and amendments to each indenture with respect to a series of debt securities with the consent of not less than the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series (including consents obtained in connection with a tender offer or exchange offer for the debt securities of that series). However, without the consent of each affected holder, no modification may:
•
extend the fixed maturity of any debt security;

•
reduce the principal of or premium (if any) or rate of interest on any debt security or the principal amount due upon acceleration of maturity upon an event of default;

•
extend the time of payment of interest on any debt security;

•
make any debt security payable in money other than that stated in that debt security;

•
change the time at which any debt security may or must be redeemed;

•
reduce the amount of the principal of an original issue discount debt security that would be due and payable upon an acceleration of the maturity thereof under Section 7.01 of the applicable indenture or the amount thereof provable in bankruptcy under Section 7.02 of the applicable indenture;

•
impair or affect the right to enforce any payment after the stated maturity or redemption date of the applicable debt security;

•
waive a default or event of default regarding any payment on the applicable debt securities or, if the applicable debt securities provide therefor, waive any right of repayment at the option of the holder of those debt securities;

•
reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or

•
with respect to the subordinated indenture only, make any change to the subordination provisions that adversely affects the rights of any holder.

(Section 11.02)
In addition, the subordination provisions of the subordinated indenture cannot be modified to the detriment of any of our senior indebtedness without the consent of the holders of such senior indebtedness. (Sections 11.01 and 11.02 of the Subordinated Indenture)
Satisfaction and Discharge; Defeasance
The indentures will cease to be of further effect with respect to debt securities of any series, except as may otherwise be provided in the applicable indenture or an appropriate prospectus supplement, if we have delivered to the trustee for cancellation all authenticated debt securities of that series (other than destroyed, lost or stolen debt securities and debt securities for whose payment trust funds have been segregated and held in trust as provided in the applicable indenture), paid or caused to be paid all other sums payable under the applicable indenture with respect to those debt securities and have delivered to the trustee an Officers’ Certificate and Opinion of Counsel (each as defined in the indentures) stating that the preceding two conditions have been satisfied. (Section 4.02)
In addition, at any time, we may terminate:
•
our obligations described under “— Additional Terms Applicable to Senior Debt Securities —  Covenants in the Senior Indenture” with respect to any series of senior debt securities;

•
the requirements described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens relating to outstanding senior debt securities of a series; and

•
any other restrictive covenants applicable to outstanding debt securities of a series to the extent described in a prospectus supplement,

if we irrevocably deposit with the trustee as trust funds, cash or U.S. Government securities, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and the interest on the debt securities of that series and all other sums payable by us under the applicable indenture in connection with those debt securities. This type of a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel stating that holders of the debt securities of such series: (i) will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge, and (ii) will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred. If we exercise our covenant defeasance option, payment of any series of debt securities may not be accelerated because of an event of default specified in the third “bullet point” under “— Events of Default, Notice and Waiver” with respect to the covenants described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” or any other covenant identified in the applicable prospectus supplement or our failure to comply with the requirements described under “—Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens. (Article Four)
Meetings
The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Article Ten)
A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 20% of the aggregate principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series, but a meeting without notice will be valid if the holders of all debt securities of the series are present in person or by proxy and if we and the trustee are present or waive notice. (Sections 10.02 and 10.03)
Replacement of Securities
We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will first have to surrender the mutilated debt security to the security registrar. Debt securities that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. We may also require you, as the holder of the debt security, to indemnify the security registrar and us before we issue any replacement debt security. (Section 2.09)
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflict of laws principles thereof. (Section 13.10)
Regarding the Trustee
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.
Additional Terms Applicable to Senior Debt Securities
The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
Covenants in the Senior Indenture
Limitation on Liens.   Except as set forth below, so long as any senior debt securities are outstanding, we will not at any time, directly or indirectly, create, incur, assume or suffer to exist, and we will not suffer or permit any Restricted Subsidiary (as defined below) to create, incur, assume or suffer to exist, except in favor of us or another Restricted Subsidiary, any mortgage, pledge or other lien or encumbrance of or upon any Principal Property (as defined below) or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the senior indenture or thereafter acquired, or of or upon any income or profits therefrom, if after giving effect thereto (but not to any mortgages, pledges, liens or encumbrances described in clauses (1) through (10) below) the aggregate principal amount of indebtedness secured by mortgages, pledges, liens or other encumbrances upon our property and the property of our Restricted Subsidiaries shall be in excess of 5% of Consolidated Net Worth (as defined below), without making effective provision (and we agree that in any such case we will make or cause to be made effective provision) whereby all senior debt securities then outstanding will be secured by such mortgage, pledge, lien or encumbrance equally and ratably with (or prior to) any and all obligations, indebtedness or claims secured by such mortgage, pledge, lien or encumbrance, so long as any such other obligations, indebtedness or claims shall be so secured.
Nothing in the immediately preceding paragraph or the following clauses (1) through (10) shall be construed to prevent us or any Restricted Subsidiary, without so securing the senior debt securities, from creating, assuming or suffering to exist the following mortgages, pledges, liens or encumbrances:
(1)   the following mortgages and liens in connection with the acquisition of property after the date of the senior indenture: (A) (i) any purchase money mortgage or other purchase money lien on any Principal Property acquired after the date of the senior indenture, including conditional sales and other title retention agreements; (ii) any mortgage or other lien on property acquired, constructed or improved after the date of the senior indenture created as security for moneys borrowed (at the time of or within 120 days after the purchase, construction or improvement of such property) to provide funds for the purchase, construction or improvement of such property; or (iii) any mortgage or other lien on any property acquired after the date of the senior indenture that exists at the time of the acquisition thereof and that was not created in connection with or in contemplation of such acquisition; provided in each case that (x) such mortgage or other lien is limited to such acquired property (and accretions thereto) or, in the case of construction or improvements, any theretofore unimproved real property, and (y) the aggregate amount of the obligations, indebtedness or claims secured by such mortgage or other lien does not exceed the cost to us or such Restricted Subsidiary of such acquired property or the value thereof at the time of acquisition, as determined by our Board of Directors, whichever is lower; (B) any mortgage or other lien created in connection with the refunding, renewal or extension of any obligations, indebtedness or claims secured by a mortgage or lien described in clause (A) that is limited to the same property; provided that the aggregate amount of the obligations, indebtedness or claims secured by such refunding, renewal or extended mortgage or other lien does not exceed the aggregate amount thereof secured by the mortgage or other lien so refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; or (C) any mortgage or other lien to which property acquired after the date of the senior indenture shall be subject at the time of acquisition, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of us or a Restricted Subsidiary;
(2)   mechanics’, materialmen’s, carriers’ or other similar liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts for the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;
(3)   any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable us or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workers’ compensation, unemployment insurance, old age pensions, social security or similar matters;
(4)   the liens of taxes or assessments not at the time due, or the liens of taxes or assessments already due but the validity of which is being contested in good faith and against which adequate reserves have been established;
(5)   judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;
(6)   easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

(7)   leases and landlords’ liens on fixtures and movable property located on premises leased in the ordinary course of business, so long as the rent secured thereby is not in default;
(8)   liens, pledges or deposits made in connection with contracts with or made at the request of any government or any department or agency thereof or made with any prime contractor or subcontractor of any tier in connection with the furnishing of services or property to any government or any department or agency thereof (“Government Contracts”) insofar as such liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, us or a Restricted Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such Government Contracts; or the assignment or pledge to any person, firm or corporation, to the extent permitted by law, of the right, title and interest of us or a Restricted Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such person, firm or corporation for funds or other property supplied, constructed or installed for or in connection with the performance by us or such Restricted Subsidiary of our or its obligations under such Government Contract;
(9)   any mortgage or other lien securing indebtedness of a corporation that is our successor to the extent permitted by the covenant described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets,” or securing indebtedness of a Restricted Subsidiary outstanding at the time it became a subsidiary (provided that such mortgage or other lien was not created in connection with or in contemplation of the acquisition of such Restricted Subsidiary), and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; and
(10)   any mortgage or other lien in favor of the U.S. or any state thereof, or political subdivision of the U.S. or any state thereof, or any department, agency or instrumentality of the U.S. or any state thereof or any such political subdivision, to secure indebtedness incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other lien, and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension.
(Section 5.11 of the Senior Indenture)
Limitation on Sale and Leaseback Transactions.   So long as any senior debt securities are outstanding, we will not, and we will not permit any Restricted Subsidiary to, sell or transfer (other than to us or a wholly-owned Restricted Subsidiary) any Principal Property, whether owned at the date of the senior indenture or thereafter acquired, which has been in full operation for more than 120 days prior to such sale or transfer, with the intention of entering into a lease of such Principal Property (except for a lease for a term, including any renewal thereof, of not more than three years), if after giving effect thereto the Attributable Debt (as defined below) in respect of all such sale and leaseback transactions involving Principal Properties shall be in excess of 5% of Consolidated Net Worth.
Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back if the net proceeds of such sale are at least equal to the fair value of such property as determined by our Board of Directors and, within 120 days of such sale:
•
we redeem (if permitted by the terms of the outstanding senior debt securities), at the principal amount thereof together with accrued interest to the date fixed for redemption, such outstanding senior debt securities in an aggregate principal amount equal to such net proceeds;

•
we repay or a Restricted Subsidiary repays other Funded Debt (as defined below) in an aggregate principal amount equal to such net proceeds;

•
we deliver to the trustee, for cancellation, outstanding senior debt securities uncancelled and in transferable form, in an aggregate principal amount equal to such net proceeds; or

•
we apply such net proceeds to the purchase of properties, facilities or equipment to be used for general operating purposes.

(Section 5.10 of the Senior Indenture)
We think it is also important for you to note that the holders of a majority in principal amount of each series of outstanding senior debt securities may waive compliance with each of the above covenants with respect to that series.
Certain Defined Terms
The following terms are defined in the senior indenture:
“Attributable Debt” means, when used with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in the term of the lease) of the lessee’s obligation for “net rental payments” during the remaining term of the lease (including any period the lease has been, or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid during such period by the lessee under such lease, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.
“Consolidated Net Worth” means our stockholders’ equity and that of our consolidated subsidiaries, as shown on our audited consolidated balance sheet in our latest annual report to our stockholders.
“Funded Debt” means all indebtedness issued, incurred, assumed or guaranteed by us or one of our Restricted Subsidiaries, or for the payment of which we or one of our Restricted Subsidiaries is otherwise primarily or secondarily liable, maturing by its terms more than one year from its date of creation or renewable or refundable at the option of the obligor to a date more than one year from its date of creation.
“Principal Property” means any manufacturing plant located within the U.S. (other than its territories or possessions) and owned or leased by us or any Subsidiary, except any such plant that, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our Subsidiaries, taken as a whole.
“Restricted Subsidiary” means any of our Subsidiaries that owns or leases a Principal Property. As noted above, the definition of Principal Property does not include foreign facilities.
“Subsidiary” means any corporation of which we, or we and one or more Subsidiaries, directly or indirectly own at the time (i) more than 50% of the outstanding capital stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power in the election of members of the board of directors, managers or trustees of such corporation, and (ii) securities having at such time voting power to elect at least a majority of the members of the board of directors, managers or trustees of such corporation.
Additional Terms Applicable to Subordinated Debt Securities
The subordinated debt securities will be unsecured.
The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness. (Section 14.01 of the Subordinated Indenture)

If we issue subordinated debt securities, the aggregate principal amount of senior indebtedness, as defined below, outstanding as of a recent date will be set forth in the applicable prospectus supplement.
The term “senior indebtedness” is defined as:
•
any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later; and

•
accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding) in respect of (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

unless the instrument creating or evidencing such obligations provides that such obligations are not senior or prior in right of payment to the subordinated debt securities; provided, however, that “senior indebtedness” will not include:
•
any of our obligations to our subsidiaries;

•
any liability for Federal, state, local or other taxes owed or owing by us;

•
any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•
any of our indebtedness (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•
the subordinated debt securities.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.
Under the subordinated indenture, no payment may be made on the subordinated debt securities, and no purchase, redemption or retirement of any subordinated debt securities may be made, in the event:
•
any senior indebtedness is not paid in full in cash when due; or

•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee. (Section 14.03 of the Subordinated Indenture)
The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that blockage notice (a “payment blockage period”). The blockage period will end earlier if such payment blockage period is terminated: (i) by written notice to the trustee and us from the person or persons who gave such blockage notice; (ii) because the default giving rise to such blockage notice is cured, waived or otherwise no longer continuing; or (iii) because such senior indebtedness has been discharged or repaid in full in cash. Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one blockage notice may be given in any consecutive 360 day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days. (Section 14.03 of the Subordinated Indenture)

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property:
•
the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•
until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that holders of subordinated debt securities may receive certain capital stock and subordinated debt securities). (Section 14.02 of the Subordinated Indenture)

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 14.05 of the Subordinated Indenture)
After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness. (Section 14.06 of the Subordinated Indenture)
As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more,ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.
The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “— Satisfaction and Discharge; Defeasance.”
Conversion and Exchange Rights
The debt securities of any series may be convertible into or exchangeable for other securities of L3Harris or another issuer or property or cash on the terms and subject to the conditions described in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
We have summarized some of the terms and provisions of our capital stock in this section. The summary is not complete and is subject to, and qualified in its entirety by reference to, each of the items identified below. You should read our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Amended and Restated By-Laws (“By-Laws”), the certificate of designation relating to any particular series of preferred stock and the applicable provisions of the Delaware General Corporation Law before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents and provisions and not this description set forth the terms of our capital stock.
Authorized Capital Stock
Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 501,000,000, of which 1,000,000 are shares of preferred stock, without par value, and 500,000,000 are shares of common stock, par value $1.00 per share. As of February 17, 2023, there were

190,089,405 shares of common stock issued and outstanding. No shares of preferred stock have been issued. We describe the preferred stock under the heading “Preferred Stock” below.
Common Stock
Voting.   The holders of shares of our common stock are entitled to one vote for each share on all matters voted on by our shareholders, and the holders of such shares possess all voting power, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock. There are no cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors; provided that if the number of nominees exceeds the number of directors to be elected as of the tenth day preceding the date that we first mail notice of meeting to our shareholders, the directors shall be elected by the vote of a plurality of the shares of our common stock voting for the election of directors, subject to any rights of the holders of preferred stock to elect directors.
Dividends and Distributions.   Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of our common stock will be entitled to such dividends as may be declared from time to time by our Board of Directors from funds available therefor, and upon liquidation will be entitled to receive on a pro rata basis all of our assets available for distribution to such holders.
Other Rights:   Holders of our common stock have no preemptive or conversion rights, and there are no redemption or sinking fund.
Stock Exchange Listing:   Our common stock is listed on the New York Stock Exchange under the symbol “LHX.”
Transfer Agent and Registrar:   The transfer agent and registrar for our common stock is Computershare Shareowner Services.
Preferred Stock
Our Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock by resolution and to determine, with respect to any series of preferred stock, the terms and rights of such series. We believe that the availability of preferred stock provides us with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as the authorized shares of our common stock, are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which our securities may be listed. Although our Board of Directors has no intention at the present time of doing so, it does have the power, subject to applicable law or rule, to issue a series of preferred stock that, depending on the terms of such series, could impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law or rule, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction. Holders of preferred stock will not have any preemptive rights.
You should refer to the prospectus supplement relating to the series of preferred stock being offered for a description of the specific terms of that series, including:
•
the title of the series and the number of shares in the series;

•
the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•
the voting rights, if any, of the holders of shares of the preferred stock being offered;

•
the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•
the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•
any listing of the preferred stock being offered on any securities exchange;

•
whether interests in the shares of the series will be represented by depositary shares;

•
a discussion of any material Federal income tax considerations applicable to the preferred stock being offered;

•
the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•
any additional rights, preferences, qualifications, limitations and restrictions of the series.

The preferred stock of each series will rank senior to the common stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.
Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that their holders will have paid their purchase price in full and we may not require them to pay additional funds.
The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.
Certain Anti-Takeover Provisions of Our Certificate of Incorporation, By-Laws and Delaware General Corporation Law
General
Our Certificate of Incorporation, our By-Laws and the Delaware General Corporation Law contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us to conduct our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interests of us and our shareholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, although such a proposal, if made, might be considered desirable by a majority of our shareholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of the provisions contained in our Certificate of Incorporation, our By-Laws and the Delaware General Corporation Law that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and our By-Laws, as well as the Delaware General Corporation Law.

Number of Directors; Removal; Filling of Vacancies
Our Certificate of Incorporation and By-Laws provide that the number of directors shall not be fewer than eight or more than fifteen, as may be determined by our Board of Directors from time to time. Any director, or the entire Board of Directors, may be removed with or without cause by the holders of a majority of shares then entitled to vote at an election of directors at a meeting of shareholders called for that purpose.
Our Certificate of Incorporation provides that any vacancy on our Board of Directors that results from an increase in the number of directors may be filled by a majority of our Board of Directors then in office, and any other vacancy in our Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.
Shareholder Action
Our Certificate of Incorporation provides that shareholder action may be taken only at an annual or special meeting of shareholders. Shareholders may not act by written consent. Our Certificate of Incorporation and By-Laws provide that special meetings of shareholders may be called only by our Board of Directors or, upon the written request of the holders (the “Special Meeting Request”) owning of record continuously for a period of at least one year prior to the date of the requested meeting not less than 25 percent of the voting power of all outstanding shares of our common stock (the “Requisite Percent”), by our Secretary subject to certain additional requirements set forth in our By-Laws including that (i) the requesting shareholders and the Special Meeting Request comply with Section 3(b) of the By-Laws and applicable law and (ii) the requesting shareholders continue to own the Requisite Percent at all times between the date of the Special Meeting Request and the date of the applicable special meeting.
Advance Notice for Shareholder Proposals or Nominations at Meetings
Our By-Laws establish an advance notice procedure for shareholder proposals to be brought before any annual or special meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of shareholders as has been:
•
specified in the notice of the annual meeting given by, or at the direction of, our Board of Directors;

•
brought before the annual meeting by, or at the direction of, our Board of Directors;

•
brought before the annual meeting by a shareholder who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting, where such shareholder is a shareholder of record on the date the notice is received by our Secretary, is entitled to vote at the meeting on such business, complies with the advance notice procedure of our By-Laws and timely delivers notice thereof in proper written form to our Secretary; or

•
brought pursuant to the proxy access provision of our By-Laws.

With respect to a special meeting of the shareholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting. The person presiding at such annual or special meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election as a director.
To be timely, notice of nominations or other business to be brought before any annual meeting must be received by our Secretary at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, such advance notice shall be given by the later of:
•
the close of business on the date 90 days prior to the date of the annual meeting; or

•
the close of business on the tenth day following the date that the annual meeting date is first publicly announced or disclosed.

If we call a special meeting of shareholders for the purpose of electing directors, notice of nominations must be received by our Secretary not later than the close of business on the tenth day following the date that the special meeting date and either the names of nominees or the number of directors to be elected is first publicly announced or disclosed.
Any shareholder who gives notice of any nomination of directors or other proposal must provide the following information:
•
whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the shareholder or such beneficial holder of our stock or the matter the notice relates to (including, without limitation, any agreements, arrangements or understandings with respect to compensation, indemnification or the voting of any securities of L3Harris), and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice, any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained, any affiliates or associates of the foregoing, and any others acting in concert with any of the foregoing are referred to as “Interested Persons”);

•
the name and address of all Interested Persons;

•
a complete and accurate description of all of our or our subsidiaries’ equity securities and debt instruments, whether held in the form of loans or capital market instruments, owned beneficially or of record by all Interested Persons, including the dates such securities or instruments were acquired and the investment intent of such acquisition;

•
a complete and accurate description of any hedging, derivative or other transaction (a “Derivative Transaction”) that are in place or have been entered into within the six months preceding the date of receipt of the notice by or for the benefit of any Interested Person with respect to us or our subsidiaries, or any of our or our subsidiaries’ respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in our or our subsidiaries’ credit ratings or any of our or our subsidiaries’ respective securities or debt instruments (or, more generally, changes in our or our subsidiaries’ perceived creditworthiness), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof;

•
any rights to dividends on any of our securities owned beneficially or of record by such Interested Persons;

•
a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any Interested Person may be entitled as a result of any increase or decrease in the value of any of our securities or any Derivative Transaction;

•
any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with us), by security holdings or otherwise, of such Interested Persons, in L3Harris or any affiliate thereof, other than an interest arising from the ownership of our securities where such Interested Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

•
the investment strategy or objective, if any, of any Interested Person who is not an individual;

•
to the extent known by the shareholder giving the shareholder notice, (A) the names and addresses of any other shareholders or beneficial owners known to be supporting such nomination or proposal and (B) the class or series and number of shares of our capital stock that are owned beneficially or of record by such other shareholders or beneficial owners;

•
such other information regarding each matter of business to be proposed, each proposed nominee and each Interested Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business or nomination, or that is otherwise required pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder;
•
a representation from the shareholder giving the shareholder notice as to whether the shareholder or any other Interested Person intends or is part of a group which intends (A) to deliver a proxy statement to and/or form of proxy with holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or nominate or elect a director, (B) otherwise to solicit proxies in support of such proposal or nomination or election of a director, and/or (C) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; and

•
a representation that the shareholder giving the shareholder notice is a holder of record of our stock that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice and an acknowledgment that if the shareholder, or a qualified representative thereof, does not appear to present such proposal or nominate such person at such meeting, we need not present such proposal or such person for a vote at such meeting, notwithstanding that proxies in respect of such vote we may have received.

Any notice relating to the nomination of directors must also contain:
•
the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC;

•
each nominee’s signed consent to serve as a director if elected;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder or any other Interested Person, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K (or any successor rule or regulation) if the shareholder or Interested Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such “registrant”;

•
such information as may be necessary to enable our Board of Directors to make an informed determination as to whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K, the rules and regulations of the primary stock exchange upon which our securities are traded and our Director Independence Standards as most recently published on our website, including those applicable to a director’s service on the audit committee, compensation committee and any other committees of our Board of Directors (the “Independence Standards”), or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee;

•
a representation and warranty that the candidacy or, if elected, Board membership of each nominee would not violate applicable state or federal law or the rules of the primary stock exchange on which our securities are traded;

•
a representation and warranty in a form reasonably satisfactory to our Board of Directors that each nominee:

(i)
is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of L3Harris that has not been disclosed to us, (2) any agreement, arrangement or understanding with any person or entity as to how such nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to us or (3) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of L3Harris, with his or her fiduciary duties under applicable law;

(ii)
intends to serve a full term if elected as a director of L3Harris; and

(iii)
(1) will, if elected as a director of L3Harris, comply with applicable state and federal law, the rules of the primary stock exchange upon which our securities are traded, our Certificate of Incorporation, our By-Laws, all of our corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other of our guidelines and policies generally applicable to directors and all applicable fiduciary duties under state law; and (2) would, if elected as a director of L3Harris, be in compliance with any such laws, rules, and any policies and guidelines that have been publicly disclosed; and

•
details of any position where each nominee has served as an officer or director of any competitor of us (that is, any entity that produces products, provides services or engages in business activities that compete with or are alternatives to the principal products produced, services provided or business activities engaged in by us or our affiliates), within the three years preceding the submission of the shareholder notice.

Any notice with respect to a matter other than the nomination of directors must contain:
•
the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by shareholders and, in the event that such business includes a proposal to amend any of our incorporation documents, including, but not limited to, our Certificate of Incorporation or our By-Laws, the language of the proposed amendment; and

•
a brief written statement of the reasons such shareholder favors the proposal (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC).

The complete provisions for the requirements for advanced notice of shareholder proposals and nominations at meetings are set forth in our By-Laws.
Proxy Access Provision of our By-Laws
Our By-Laws contain “proxy access” provisions, which give an eligible shareholder (or group of up to 20 such shareholders) owning 3% or more of our outstanding shares of common stock (the “Minimum Number”) continuously throughout the three-year period preceding and including the date of submission of the nomination notice and continuing to own at least the Minimum Number through the date of the annual meeting, the right to nominate up to the greater of two nominees or 20% of our Board of Directors (rounded down to the nearest whole number) and have those nominees included in our proxy statement. To be timely, any nomination notice must be delivered to our secretary at our principal executive office no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that L3Harris mailed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after the anniversary of the prior year’s meeting date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the nomination notice shall be given by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. The complete proxy access provisions for director nominations are set forth in our By-Laws.
Amendments to By-Laws
Subject to our Certificate of Incorporation, our By-Laws may be made or altered in any respect in whole or in part by the affirmative vote of the holders of a majority of the shares entitled to vote thereon at an annual or special meeting of shareholders if notice of the proposed alteration or change to be made is properly brought before the meeting. Subject to our Certificate of Incorporation, our By-Laws may also be made or altered in any respect in whole or in part, by the affirmative vote of the majority of our Board of Directors.
Exclusive Forum Provision of our By-Laws
Our By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Those actions include: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors or our officers or other employees to us or our shareholders, (iii) any action asserting a claim against us or any of our directors or our officers or other employees arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or By-Laws (in each case, as amended from time to time), or (iv) any action asserting a claim against us or any of our directors or our officers or other employees governed by the internal affairs doctrine. In addition, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any claim arising under the Securities Act, or any rule or regulation promulgated thereunder shall be the federal district courts of the United States; provided, however, that if such exclusive forum, or the application of such exclusive forum to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder shall be the Court of Chancery of the State of Delaware. Notwithstanding anything to the contrary in our By-Laws, the foregoing in this paragraph shall not apply to any claim seeking to enforce any liability, obligation or duty created by the Exchange Act or any rule or regulation promulgated thereunder to the extent such application would be contrary to law.
Amendment of the Certificate of Incorporation
Our Certificate of Incorporation provides that we reserve the right to amend, alter, change or repeal any provision contained in our Certificate of Incorporation, as prescribed by statute, and all rights conferred on the shareholders are granted subject to this reservation.
Delaware General Corporation Law
L3Harris is subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). Under Section 203, certain “business combinations” (generally defined to include mergers or consolidations between a Delaware corporation and an interested shareholder, transactions with an interested shareholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions that increase the interested shareholder’s percentage ownership of stock) between a publicly held Delaware corporation and an “interested shareholder” (generally defined as those shareholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock or their affiliates) are prohibited for a three-year period following the date that such shareholder became an interested shareholder. This three-year waiting period does not apply when:
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the corporation has elected in its certificate of incorporation not to be governed by Section 203;

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either the business combination or the transaction resulting in the person becoming an interested shareholder was approved by the corporation’s board of directors before the other party to the business combination became an interested shareholder;

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upon consummation of the transaction that made such person an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or

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the business combination was approved by the corporation’s board of directors and also was authorized at an annual or special meeting of shareholders, and not by written consent, by two-thirds of the voting stock that the interested shareholder did not own.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested shareholder to effect various business combinations with a corporation for a three-year period, although the shareholders may elect to exclude a corporation from the restrictions imposed thereunder. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because the shareholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the shareholder becoming an interested shareholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions that shareholders otherwise may deem to be in their best interests.
DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us, having its principal office in the United States of America and a combined capital and surplus of at least $50 million. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After any such withdrawal, these holders of preferred stock will not be entitled to deposit the shares of preferred stock under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Conversion or Exchange of Preferred Stock
If the prospectus supplement relating to depositary shares provides that the deposited preferred stock is convertible into or exchangeable for our capital stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of our capital stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares have been redeemed;

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each share of preferred stock has been converted into or exchanged for common stock; or

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there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million.
DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50 million, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants. In the applicable prospectus supplement, we will inform you of the specific terms of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our debt securities or shares of our common stock or preferred stock, the holder will not have any rights as a holder of our debt securities or shares of our common stock or preferred stock, as the case may be, by virtue of ownership of warrants.
PLAN OF DISTRIBUTION
We may offer and sell these securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

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directly to one or more other purchasers;

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through agents; or

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through any other means described in a prospectus supplement.

In addition, this prospectus may be used for the remarketing of certain debt securities or other securities issued pursuant to this prospectus.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities and the amounts of the securities underwritten or purchased by each of them. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering or purchase price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any securities exchanges on which the securities may be listed; and

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any other information we believe is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. We (directly or through agents) may sell, and the underwriters or dealers may resell, the securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us or through agents designated by us from time to time, to be named in the applicable prospectus supplement. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
We may enter into Derivative Transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that: (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or our subsidiaries or affiliates in the ordinary course of business.
Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:
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over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

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stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

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covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

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penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These over-allotment transactions, stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Our common stock is quoted on the New York Stock Exchange under the symbol “LHX.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.
VALIDITY OF THE SECURITIES
Unless otherwise specified in the applicable prospectus supplement, the validity of these securities will be passed upon for us by our outside counsel, Holland & Knight LLP, Tampa, Florida. Unless otherwise specified in the applicable prospectus supplement, certain matters will be passed upon for any underwriters, dealers or agents, if any, by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of L3Harris Technologies, Inc. appearing in L3Harris Technologies, Inc.’s Annual Report (Form 10-K) for the year ended December 30, 2022, and the effectiveness of L3Harris Technologies, Inc.’s internal control over financial reporting as of December 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$600,000,000
L3HARRIS TECHNOLOGIES, INC.
5.500% Notes due 2054

Prospectus Supplement

Joint Book-Running Managers
Barclays	Citigroup	HSBC	Morgan Stanley
BofA Securities	J.P. Morgan	US Bancorp	Wells Fargo Securities
Senior Co-Managers
Mizuho	Scotiabank	SMBC Nikko	TD Securities
Academy Securities			Siebert Williams Shank
July 29, 2024